                                                                  EXHIBIT 12.1
                             CHATWINS GROUP, INC.
                      RATIO OF EARNINGS TO FIXED CHARGES
              (In thousands, except ratios and interest factor)

                                             YEAR ENDED DECEMBER 31,
                                  -------------------------------------------
                                     1994     1995     1996     1997     1998
                                  -------  -------  -------  -------  -------
     EARNINGS:
Income (loss) from continuing
  operations before income taxes  $   (32) $ 3,691  $(1,931) $ 3,288  $    77
Interest expense                    6,792    7,630    7,378    7,402    7,462
Equity in loss of continuing
  operations of affiliate           4,056      373      915        -        -
Amortization of debt issuance
  expense                             444      564      632      550      671
Interest portion of rent
  expense (1)                         212      251      331      588      668
                                  -------  -------  -------  -------  -------
     Earnings                     $11,028  $11,945  $ 6,693  $11,828  $ 8,878
                                  =======  =======  =======  =======  =======

     FIXED CHARGES:
Interest expense                  $ 6,792  $ 7,630  $ 7,378  $ 7,402  $ 7,462
Amortization of debt issuance
  expense                             444      564      632      550      671
Interest portion of rent
  expense (1)                         212      251      331      588      668
                                  -------  -------  -------  -------  -------
     Fixed charges                $ 7,448  $ 8,445  $ 8,341  $ 8,540  $ 8,801
                                  =======  =======  =======  =======  =======

RATIO (2)                            1.48     1.41        -     1.39     1.01
                                  =======  =======  =======  =======  =======

(1) - Interest portion of rent expense is calculated as follows:

Rent expense                      $   635  $   754  $   994  $ 1,765  $ 2,003
Portion deemed representative
   of interest                       33.3%    33.3%    33.3%    33.3%    33.3%
                                  -------  -------  -------  -------  -------
Interest portion of rent expense  $   212  $   251  $   331  $   588  $   668
                                  =======  =======  =======  =======  =======